Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
THE KRAFT HEINZ COMPANY
KRAFT HEINZ FOODS COMPANY
(Exact name of each registrant as specified in its charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	The Kraft Heinz Company

Fees to Be Paid	Other	Guarantees of Kraft Heinz Foods Company Debt Securities (3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Debt	Debt Securities	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Common Stock (4)	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Preferred Stock (4)	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Depositary Shares	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Warrants	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Purchase Contracts	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Units (5)	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Kraft Heinz Food Company

	Other	Guarantees of The Kraft Heinz Company Debt Securities (3)	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Debt	Debt Securities	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Warrants	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Purchase Contracts	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Units (5)	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	The Kraft Heinz Company
	Other	Guarantees of Kraft Heinz Foods Company Debt Securities (6)	Rule 415(a)(6)						S-3	333-275255	11/15/2023
	Debt	Debt Securities	Rule 415(a)(6)						S-3	333-275255	11/15/2023
	Equity	Common Stock (6)	Rule 415(a)(6)						S-3	333-275255	11/15/2023
	Equity	Preferred Stock (6)	Rule 415(a)(6)						S-3	333-275255	11/15/2023
	Equity	Depositary Shares (6)	Rule 415(a)(6)						S-3	333-275255	11/15/2023
	Other	Warrants (6)	Rule 415(a)(6)						S-3	333-275255	11/15/2023
	Other	Purchase Contracts (6)	Rule 415(a)(6)						S-3	333-275255	11/15/2023
	Other	Units (6)	Rule 415(a)(6)						S-3	333-275255	11/15/2023
	Kraft Heinz Food Company
	Other	Guarantees of The Kraft Heinz Company Debt Securities (6)	Rule 415(a)(6)						S-3	333-275255	11/15/2023
	Debt	Debt Securities (6)	Rule 415(a)(6)						S-3	333-275255	11/15/2023
	Other	Warrants (6)	Rule 415(a)(6)						S-3	333-275255	11/15/2023
	Other	Purchase Contracts (6)	Rule 415(a)(6)						S-3	333-275255	11/15/2023
	Other	Units (6)	Rule 415(a)(6)						S-3	333-275255	11/15/2023

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)	$23,406,000,000		$23,406,000,000			S-3	333-275255	11/15/2023	$2,137,382.49

	Total Offering Amounts							N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)
An indeterminate initial offering price, aggregate number, or principal amount, of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee in connection with the securities registered, except for $2,137,382.49 that has already been paid with respect to $24,000,000,000 aggregate principal amount of securities that were previously registered pursuant to a registration statement on Form
S-3
(File
No. 333-275255)
which were not sold thereunder and which the registrants are carrying forward to this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. Registration fees will be paid subsequently on a “pay as you go” basis and the registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)
The Kraft Heinz Company (the “Company”) will guarantee the debt securities of Kraft Heinz Foods Company (“KHFC”) registered hereunder. KHFC will guarantee the debt securities of the Company registered hereunder. No separate consideration will be received for such guarantees.

(4)
Including an indeterminate number of shares of common stock and preferred stock as may from time to time be issued upon conversion or exchange of debt securities or preferred stock, or upon the exercise of warrants or purchase contracts, as the case may be.

(5)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Shares of the Company may be sold by the Company or by selling securityholders named in a prospectus supplement.

(6)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include $23,406,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form
S-3
(Registration
No. 333-275255),
which was filed on November 1, 2023 and declared effective on November 15, 2023 (the “2023 Registration Statement”). The Kraft Heinz Foods Company sold €550,000,000 aggregate principal amount of securities (approximately $594,000,000, calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, based on a €/$ exchange rate of €1.00/$1.08 as of February 28, 2024) of such securities under the 2023 Registration Statement, leaving a balance of $23,406,000,000 of Unsold Securities, in respect of which the registrants paid a filing fee, of $2,224,800 (based on the filing fee rate in effect at the time of the filing of the 2023 Registration Statement) in connection with the filing of the 2023 Registration Statement. Pursuant to Rule 415(a)(6), $2,137,382.49 of the filing fee of $2,224,800 associated with the offering of the Unsold Securities is hereby carried forward. This unused amount results in an available fee offset of $2,137,382.49. The registrants expect to offset all or part of any registration fee due under this Registration Statement by the available fee offset of $2,137,382.49, with respect to the Unsold Securities, pursuant to Rule 457(p) under the Securities Act and to carry forward to this Registration Statement the remaining portion of the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act. In accordance with Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities registered on the 2023 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.